Exhibit 10.1

FIRST AMENDMENT

TO

NOTE AND WARRANT PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is made and entered into effective as of October 22, 2012 (the “Amendment Date”) by and between Innovaro, Inc., a Delaware corporation f/k/a UTEK Corporation (the “Company”), and Gators Lender, LLC, a Florida limited liability company (“Investor”). Cortez 114, LLC, a Florida limited liability company, Ybor City Group, Inc., a Florida corporation, 22nd Street of Ybor City, Inc., a Florida corporation, ABM of Tampa Bay, Inc., a Florida corporation and UTEK Europe, Ltd., a United Kingdom corporation (collectively, the “Guarantors”) and UTEK Real Estate Holdings, Inc. (“Pledgor”) join in this Agreement to confirm their consent to its terms.

W I T N E S S E T H:

WHEREAS, the Company and Investor entered into that certain Note and Warrant Purchase Agreement (the “Agreement”) dated as of October 22, 2009;

WHEREAS, the parties desire to amend the Agreement and to make certain other amendments, all as more fully set forth in this Amendment;

WHEREAS, the principal balance of that certain Promissory Note made by the Company in favor of Investor dated October 22, 2009, and delivered in connection with the Agreement (the “Note”) is $1,250,000.00 as of the Amendment Date;

WHEREAS, each Guarantor is a party to the Absolute Guaranty of Payment and Performance (the “Guaranty Agreement”) dated October 22, 2009, between Guarantor and Investor;

WHEREAS, Pledgor is a party to the Membership Interest Pledge Agreement (the “Pledge Agreement”) dated February 26, 2010, among Pledgor, Cortez 114, LLC, and Investor; and

WHEREAS, the parties desire to amend the repayment terms of the Note and to make certain other revisions to the Note, all as more fully set forth in this Amendment:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Recitals. The foregoing recitals are true and correct to the same extent as if fully set forth herein.

2. Amendments to Note. The Note shall be deemed amended as follows:

A. Initial Payment under Note. Before November 22, 2012, the Company shall make a payment of $250,000.00 to Investor under the Note, reducing the principal balance of the Note to $1,000,000. Investor may accelerate payments due under the Note if the Company fails to make this payment.

B. Extension of Maturity of Note. The maturity date of the Note is hereby extended from October 22, 2012, to October 22, 2015.

C. Requirement Principal Payments under Note.

i. On October 22, 2013, the Company shall make a payment of $250,000.00 to Investor under the Note.

ii. The principal balance of $750,000.00 under the Note, remaining after the payment provided for in Section C.i. shall be due on October 22, 2015.

D. No Prepayment Penalty. The Company shall have the right to prepay the Principal Amount under the Note in full or in part, upon 10 days prior written notice to Investor.

3. Amendments to Agreement and Issuance of New Warrants. The Agreement shall be deemed amended as necessary to provide for the issuance of new Warrants by the Company to Investor, as consideration for the extension of the maturity of the Note, as follows:

A. Initial Issuance of Warrants. Investor is and shall be entitled, subject to the conditions and adjustments set forth in the Warrant Agreement dated of even date (the “2012 Warrant Agreement”) issued by the Company in favor of Investor, to acquire from the Company, in whole or in part, from time to time up to 150,000 fully paid and nonassessable shares of Common Stock, at a purchase price equal to the Exercise Price, determined as provided in the 2012 Warrant Agreement, provided, however, that such purchase rights must be exercised if at all by 5:00 p.m. Tampa, Florida, time on October 22, 2017.

B. If the Company has not paid in full the Principal Amount and all accrued but unpaid Interest under the Note by 5:00 p.m. Tampa, Florida, time on October 22, 2013, Investor shall be entitled, subject to the conditions and adjustments set forth in the 2012 Warrant Agreement, to acquire from the Company, in whole or in part, from time to time up to an additional 75,000 fully paid and nonassessable shares of Common Stock, at a purchase price determined as provided in the 2012 Warrant Agreement, provided, however, that such purchase rights must be exercised if at all by 5:00 p.m. Tampa, Florida, time on October 22, 2018.

C. If the Company has not paid in full the Principal Amount and all accrued but unpaid Interest under the Note by 5:00 p.m. Tampa, Florida, time on October 22, 2014, Investor shall be entitled, subject to the conditions and adjustments set forth in the 2012 Warrant Agreement, to acquire from the Company, in whole or in part, from time to time up to an additional 75,000 fully paid and nonassessable shares of Common Stock, at a purchase price determined as provided in the 2012 Warrant Agreement, provided, however, that such purchase rights must be exercised if at all by 5:00 p.m. Tampa, Florida, time on October 22, 2019.

4. Full Force and Effect. Except as expressly amended or modified in this Amendment, the terms and conditions set forth in the Agreement shall remain in full force and effect. The Company, Guarantors, and Pledgor acknowledge and confirm that all collateral furnished in connection with the Pledge Agreement and other collateral furnished continues to secure the obligations thereunder. Except as expressly modified herein, all terms and provisions of the Agreement, the Guaranty, the Pledge Agreement, and all other documents, instruments and agreements executed and/or delivered in connection with the Agreement, shall remain unchanged and in full force and effect. No consent of Investor hereunder shall operate as a waiver or continuing consent with respect to any instance or event other than those specified herein. Neither this Amendment nor any earlier waiver or amendment of the Agreement will constitute a novation or have the effect of discharging any liability or obligation evidenced by the Agreement, the Note, the Guaranty, the Pledge Agreement or any related document. This Amendment shall not be deemed to prejudice any rights or remedies that Investor now has or might have in the future under or in connection with the Agreement, the Note, the Guaranty, the Pledge Agreement, or any related document, as the same may be amended, restated or otherwise modified. This Amendment is part of the Agreement.

5. Conduct of Investor; Waiver of Defenses; Release of Claims. The Company, the Guarantors, Pledgor, and their respective successors, assigns, and legal representatives and (collectively, the “Releasors”), acknowledge and agree that through the date hereof, Investor has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Releasors in connection with this Agreement and in connection with the Note, the Agreement, the Guaranty Agreement, the Pledge Agreement, and other documents, and the Releasors hereby waive and release any claims to the contrary. The Releasors hereby release, acquit, and forever discharge Investor and its affiliates, officers, managers, employees, agents, attorneys, advisors, successors and assigns, both present and former (collectively, the “Investor Affiliates”), from any and all manner of losses, costs, defenses, damages, liabilities, deficiencies, actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands, and out-of-pocket expenses whatsoever, asserted or unasserted, known or unknown, foreseen or unforeseen, in contract, tort, law or equity (generically, “Claims”), that any Releasor has or may have against Investor and/or any Investor Affiliate by reason of any action, failure to act, event, statement, accusation, assertion, matter, or thing whatsoever arising from or based on facts occurring prior to the effectiveness of this Amendment or that arises out of or is connected to the Agreement. Each of the Releasors hereby unconditionally and irrevocably agrees that it will not sue Investor or any Investor Affiliate on the basis of any Claim released, remised, and discharged by such Releasor pursuant to this Amendment. If any Releasor or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, each Releasor, for itself and its successors, assigns, and legal representatives, agrees to pay, in addition to such other damages as Investor or any Investor Affiliate may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by Investor or any Investor Affiliate as a result of such violation.

6. Consent, Reaffirmation, and Agreement of Guarantors. Each Guarantor (a) consents to the execution and delivery of this Agreement, (b) reaffirms all of its obligations and covenants under the Guaranty Agreement to which it is a party, (c) agrees that none of its obligations and covenants under such Guarantee Agreement shall be reduced or limited by the execution and delivery of this Agreement, and (d) agrees that the definition of “Obligations” under the Guaranty Agreement to which it is a party shall include all obligations under this Amendment, the Agreement and the Note.

7. Further Assurances. From time to time, at either party’s request and without further consideration, the other party will execute and deliver such documents and take such other action as may reasonably be requested in order to carry out the transactions contemplated hereby.

8. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile or other electronic transmission, all of which, when taken together, shall constitute one and the same original document.

9. Attorneys’ Fees and Costs; Taxes. Each party shall pay its’ own attorney fees and costs related to this Amendment, except that the Company shall reimburse Investor for up to $5,000.00 of fees incurred in connection with its counsel’s review of this Amendment and the 2012 Warrant Agreement. The Company shall pay any and all taxes (together with interest and penalties, if any, applicable thereto) and fees, including, without limitation, documentary stamp taxes, now or hereafter required in connection with the execution and delivery of this Amendment and all related documents, instruments and agreements.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

COMPANY:					INVESTOR:

INNOVARO, INC.,					GATORS LENDER, LLC,
a Delaware corporation					a Florida limited liability company

By:	/s/ Asa Lanum				By:	/s/ Marty Shaffel
	Its:	CEO				Its:	Manager

GUARANTORS:

CORTEZ 114, LLC					YBOR CITY GROUP, INC.
a Florida limited liability company					a Florida corporation

By:	/s/ Carole R. Wright		By:	/s/ Carole R. Wright
	Its:	Sec / Treas		Its:	Sec / Treas

22ND STREET OF YBOR CITY, INC.					ABM OF TAMPA BAY, INC.
a Florida corporation					a Florida corporation

By:	/s/ Carole R. Wright					By:	/s/ Carole R. Wright
	Its:	Sec / Treas					Its:	Sec / Tres

UTEK EUROPE, LTD. a United Kingdom corporation

By:	/s/ Asa Lanum
	Its:	Director

PLEDGOR:

UTEK REAL ESTATE HOLDINGS, INC. a Florida corporation

By:	/s/ Carole R. Wright
	Its:	Sec/ Treas

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